UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2009

ATRINSIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On December 18, 2009, Atrinsic, Inc. (“we” or the “Company”) and Andrew Zaref, the Company’s former Chief Financial Officer, entered into a Separation and Mutual Release Agreement (the “Agreement”) in connection with Mr. Zaref’s resignation from the Company.  The Agreement terminates the employment agreement entered into by and between the Company and Mr. Zaref dated July 14, 2008, as amended, pursuant to which the Company retained Mr. Zaref.  Pursuant to Mr. Zaref’s employment agreement, Mr. Zaref received a base salary of $400,000 per annum.  The Agreement further provides that all 266,667 restricted stock units held by Mr. Zaref and all rights of Mr. Zaref to receive shares of common stock of the Company pursuant to such restricted stock units are terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: December 24, 2009	By:	/s/ Thomas Plotts
Thomas Plotts Interim Chief Financial Officer